     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2001

                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             THE UNIMARK GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                TEXAS                                          75-2436543
      (State or jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226
                                 (817) 491-2992
          (Address and telephone number of principal executive offices and principal place of business)

                 THE UNIMARK GROUP, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)
                                   ----------

                                 Emilio Castillo
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226
                                 (817) 491-2992
            (Name, address and telephone number of agent for service)

                                   ----------

                                   COPIES TO:
                               JAKES JORDAAN, ESQ.
                            JORDAAN & RILEY, P.L.L.C.
                         300 CRESCENT COURT, SUITE 1660
                               DALLAS, TEXAS 75201
                                 (214) 756-6220

                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF       AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED (1)       SHARE (2)              PRICE (2)     REGISTRATION FEE
---------------------------   --------------  ------------------  ------------------    ----------------
Common Stock, par value             40,000       $   2.500            $100,000            $   25.00
 $.01 per share
------------------------          --------       ---------            --------            ---------
Common Stock, par value             10,000       $   2.938            $ 29,380            $    7.35
 $.01 per share
------------------------          --------       ---------            --------            ---------
Common Stock, par value             30,000       $   1.500            $ 45,000            $   11.25
$.01 per share
------------------------          --------       ---------            --------            ---------
Common Stock, par value            420,000       $   0.578            $242,760            $   60.69
 $.01 per share (3)
------------------------          --------       ---------            --------            ---------
Total                              500,000                            $417,160            $  104.29
=========================================================================================================

(1) Consists of shares of common stock that the registrant may issue pursuant to options granted under The UniMark Group, Inc. 1999 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, with respect to shares of Common Stock issuable pursuant to stock options not yet granted under The UniMark Group, Inc. 1999 Stock Option Plan and are based on the average of high and low sales prices on March 30, 2001 of a share of Common Stock as reported on the Over-the-Counter Bullentin Board

This Registration Statement on Form S-8 is filed by The UniMark Group, Inc., a Texas Corporation (the "Company" or the "Registrant), relating to 500,000 shares of its common stock, par value $.01 per share (the "Common Stock") issuable to eligible employees, officers, directors and consultants of the Company under The UniMark Group, Inc. 1999 Stock Option Plan.










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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in The UniMark Group, Inc. 1999 Stock Option Plan (the "Plan") as required by the Securities Act of 1933 Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

                           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

                           (b) All of the Registrant's reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (a) above; and

                           (c) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed on May 18, 1995 pursuant to Section 12(g) under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.



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


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act permits a corporation to indemnify a person who was or is a director, officer, employee, or agent of a corporation or who serves at the corporation's request as a director, officer, partner, proprietor, trustee, employee, or agent of another corporation, partnership, trust, joint venture, or other enterprise (an "outside enterprise"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred. Generally, an officer, director, agent, or employee of a corporation or a person who serves at the corporation's request as an officer, director, agent, or employee of an outside enterprise may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person.

         Article 2.02-1 of the Texas Business Corporation Act also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of the above persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

         The Company's Articles of Incorporation, as amended, provide that the Company's directors will have no personal liability to the Company or its shareholders for monetary damages for breach of alleged breach or the directors' duty of care. This provision has no effect on director liability for:

                  (i) a breach of the directors' duty of loyalty to the Company or its shareholders,

                  (ii) acts or omissions not in good faith that constitute a breach of duty of a director or involving intentional misconduct or knowing violations of law,

                  (iii) approval of any transaction from which a director derives an improper personal benefit, or

                  (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

In addition, the Company's Articles of Incorporation, as amended, provide that any additional liabilities permitted to be eliminated by subsequent legislation will automatically be eliminated without further shareholder vote, unless additional shareholder approval is required by such legislation. Article VI of the Company's Bylaws also provides that the Company will indemnify its directors, officers, employees and agents



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


to the fullest extent permitted by the Texas Business Corporation Act. The Company is generally required to indemnify its directors, officers, employees, and agents against all judgments, fines, settlements, legal fees, and other expenses incurred in connection with pending or threatened legal proceedings because of the person's position with the Company or another entity that the person serves at the Company's request, subject to certain conditions, and to advance funds to enable them to defend against such proceedings. In addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit                  Description
-------                  -----------
4.1      Specimen Common Share Certificate of the Registrant, filed as Exhibit
         4.1 to the Registrant's Registration Statement on Form SB-2, SEC
         Registration (No. 33-78352-D) (the "SB-2 Registration Statement"), and
         incorporated herein by reference.

4.2 The UniMark Group, Inc. 1999 Stock Option Plan filed as Exhibit I to the Registrants Schedule 14 A Proxy Statement Pursuant to Section 14
         (a) of the Securities and Exchange Act of 1934 dated June 9, 1999, and incorporated herein by reference.

4.3 Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the SB-2 Registration Statement, and incorporated herein by reference.

4.4      Bylaws of the Registrant, filed as Exhibit 3.2 to the SB-2 Registration
         Statement, and incorporated herein by reference.

5.1      Opinion of Jordaan & Riley, PLLC.

24.1     Consent of Jordaan & Riley, PLLC. (included in Exhibit 5.1).

24.2     Consent of Independent Certified Public Accountants.

25.1     Power of Attorney.


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:



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


         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 2, 2001.


                                           THE UNIMARK GROUP, INC.
                                           a Texas corporation



                                           By: /s/ Emilio Castillo
                                               -----------------------

                                               Emilio Castillo
                                               Chief Executive Officer

                                           By: /s/ David E. Ziegler
                                              ------------------------

                                               David E. Ziegler
                                               Chief Financial Officer




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


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  5.1       Opinion of Jordaan & Riley, PLLC.

 24.1       Consent of Jordaan & Riley, PLLC. (included in Exhibit 5.1)

 24.2       Consent of Independent Certified Public Accountants.

 25.1       Power of Attorney